UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2018

Southern National Bancorp of Virginia, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-33037	20-1417448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6830 Old Dominion Drive McLean, Virginia 22101
(Address of Principal Executive Offices) (Zip Code)

(703) 893-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreements

On April 18, 2019, Southern National Bancorp of Virginia, Inc. (the “Company”) entered into an amendment to the employment agreements with each of Georgia S. Derrico, Executive Chairman, and R. Roderick Porter, Executive Vice Chairman. The amendment extends the term of each employment agreement to December 31, 2019, and also provides that the executive will be a participant in the Southern National Bancorp of Virginia, Inc. Executive Severance Plan (the “Severance Plan”), and, in the event of the executive’s qualifying termination under the Severance Plan, the executive will be eligible to receive severance benefits pursuant to the Severance Plan, subject to the terms and conditions thereof, in lieu of any severance benefits under the employment agreement.  A description of the material terms of the Severance Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-33037) as filed with the Securities and Exchange Commission on April 22, 2019.

The foregoing summary of the amendment to the employment agreements is qualified in its entirety by reference to the amendments which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Adoption of 2018 Supplemental Executive Retirement Agreements

On April 2, 2018, Sonabank, the wholly-owned subsidiary of the Company, entered into a supplemental executive retirement plan (“2018 SERP”) with each of Georgia S. Derrico, R. Roderick Porter and Joe A. Shearin, the terms of which are described below, which are intended to supplement the prior supplemental executive retirement agreements with each of Ms. Derrico and Messrs. Porter and Shearin.

The normal retirement date is July 3, 2022, in the case of Mr. Shearin, and April 1, 2020, in the case of Ms. Derrico and Mr. Porter (in each case, the “Normal Retirement Date”). The normal retirement benefit is (i) in the case of Mr. Shearin, an annual benefit payment of $134,406 payable for 15 years beginning on the 1st day of the 7th month following the later of the Normal Retirement Date or his separation from service; (ii) in the case of Ms. Derrico (A) an annual benefit payment of $55,112 payable for 15 years beginning on the 1st day of the 7th month following the Normal Retirement Date, plus (B) an annual benefit payment of $213,582 payable for 5 years beginning on April 1, 2030; and (iii) in the case of Mr. Porter (A) an annual benefit payment of $28,854 payable for 15 years beginning on the 1st day of the 7th month following the Normal Retirement Date plus (B) an annual benefit payment of $153,964 payable for 5 years beginning on April 1, 2030 (in each case, the “Normal Retirement Benefit”).

If the executive separates from service, dies or becomes disabled prior to the Normal Retirement Date, then the executive (or his or her beneficiaries, as applicable) will be entitled to receive the accrued benefit under the 2018 SERP. If a change in control occurs prior to the Normal Retirement Date and prior to the executive’s death, disability or separation from service, then the executive will become 100% vested in the Normal Retirement Benefit with payments beginning on the first day of the second month following the month in which the executive attains Normal Retirement Date or dies, whichever is first to occur. If Mr. Shearin separates from service within 24 months following a change in control, then payment of his Normal Retirement Benefit will commence on the first day of the second month following his separation from service (or the first day of the seventh month following his separation, if he is a specified employee) and will be made over a period of 5 years (instead of 15 years).  If Mr. Porter or Ms. Derrico separate from service within 24 months following a change in control, then payment of his or her Normal Retirement Benefit will commence on the first day of the second month following the separation from service (or the first day of the seventh month following separation, if he or she is a specified employee).

The foregoing summary of the 2018 SERPs is qualified in its entirety by reference to the 2018 SERPs which are filed herewith as Exhibits 10.3, 10.4 and 10.5 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
10.1	Amendment to Employment Agreement, dated as of April 18, 2019, by and between Southern National Bancorp of Virginia, Inc. and Georgia S. Derrico.

10.2	Amendment to Employment Agreement, dated as of April 18, 2019, by and between Southern National Bancorp of Virginia, Inc. and R. Roderick Porter.

10.3	Supplemental Executive Retirement Plan, dated as of April 2, 2018, by and between Sonabank and Georgia S. Derrico.

10.4	Supplemental Executive Retirement Plan, dated as of April 2, 2018, by and between Sonabank and R. Roderick Porter.

10.5	Supplemental Executive Retirement Plan, dated as of April 2, 2018, by and between Sonabank and Joe A. Shearin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

	By:	/s/ Joe A. Shearin
April 24, 2019		Joe A. Shearin
Chief Executive Officer